EXHIBIT 99.1
News Release

CMC ANNOUNCES QUARTERLY DIVIDEND OF $0.18 PER SHARE

Irving, Texas - October 15, 2025 - Today, October 15, 2025, the board of directors of Commercial Metals Company ("CMC" or the "Company") (NYSE: CMC) declared a regular quarterly cash dividend of $0.18 per share of CMC common stock. CMC’s 244th consecutive quarterly dividend will be paid on November 13, 2025, to stockholders of record as of the close of business on October 30, 2025.

About CMC

CMC is an innovative solutions provider helping build a stronger, safer and more sustainable world. Through an extensive manufacturing network principally located in the United States and Central Europe, CMC offers products and technologies to meet the critical reinforcement needs of the global construction sector. CMC’s solutions support early-stage construction across a wide variety of applications, including infrastructure, non-residential, residential, industrial and energy generation and transmission.

Media Contact:
Susan Gerber
214.689.4300